PROSPECTUS SUPPLEMENT (to Prospectus dated October 30, 2024)	Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-282792

2,938,005 Shares of Class A Common Stock

This prospectus supplement updates and amends the prospectus dated October 30, 2024 (as supplemented to date, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-282792) originally filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2024 and declared effective by the SEC on October 30, 2024, with the information contained in our Current Report on Form 8-K filed with the SEC on December 10, 2024, excluding the information that was furnished and not filed under Item 7.01 and the related Exhibits 99.1 and 99.2 furnished under such report (the “Current Report”).

This prospectus relates to the resale by certain of the selling securityholders named in this prospectus (each a “selling securityholder” and, collectively, the “selling securityholders”) of 2,938,005 shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”) issued in the PIPE Financing (as defined in the Prospectus). The Prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Current Report on Form 8-K

On December 10, 2024, we filed the Current Report with the SEC. The Current Report is attached hereto.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 7 of the Prospectus.

You should rely only on the information contained in the Prospectus, this prospectus supplement, or any further prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 10, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

OnKure Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40315	47-2309515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6707 Winchester Circle, #400
Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 720 307-2892

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OKUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 10, 2024, OnKure Therapeutics, Inc. (the “Company”) issued a press release announcing preliminary safety, tolerability, and pharmacokinetic data from its first-in-human PIKture-01 trial of OKI-219. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 10, 2024, the Company also posted a presentation to its Investor Relations website (https://investors.onkuretherapeutics.com). A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 10, 2024, the Company announced preliminary safety, tolerability, and pharmacokinetic (“PK”) data from its first-in-human PIKture-01 trial of OKI-219. OKI-219 was well tolerated across all dose levels with no hyperglycemia, and only grade 1 treatment-related adverse events (“TRAEs”) were reported. No dose interruptions, delays, reductions, or discontinuations were reported for any adverse events. OKI-219 dosed at 900 mg twice daily shows steady-state exposure levels with near-continuous coverage of the in vivoEC 80 for pAKT inhibition. These data support initiation of Part 1b of PIKture-01 evaluating OKI-219 in combination with fulvestrant, and the first patients have been dosed. The Company expects to provide additional single agent data and initial combination data with fulvestrant in the second half of 2025. In addition, the Company announced new pre-clinical data that show OKI-219’s synergistic activity, inducing regressions, in combination with SERD + CDK4/6 inhibitors.

Preliminary Safety Data (Data cutoff date for announcement: October 28, 2024)

Patients have been treated with OKI-219 at three dose levels as a single agent: 300 mg BID, 600 mg BID, and 900 mg BID. Across all three levels, a total of 17 patients have been dosed, including 11 patients with HER2- breast cancer, two with HR+/HER2+ breast cancer, two with colorectal cancer, one with triple negative breast cancer and one with squamous cell carcinoma in the single-agent dose escalation. OKI-219 has been generally well tolerated, with no dose-limiting toxicities, dose interruptions, or dose reductions required. The most common TRAEs were Grade 1 diarrhea (N=4), Grade 1 nausea (N=2) and Grade 1 pruritus (N=2).

Pharmacokinetic and Selectivity Profile

OKI-219 has shown favorable PK data that support pharmacologically relevant exposures, even at the lowest assessed dose levels, with a safety profile that suggests little or no inhibition of wild-type PI3Kα. At steady state, the exposures of OKI-219 exceed exposures associated with robust antitumor activity in preclinical models.

Steady-State OKI-219 Concentrations
(Day 15)
OKI-219 Plasma Concentration (µg/mL)
10.0
1.0
0.1
900 mg
(n=4)
EC80
600 mg
(n=4)
300 mg
(n=3)
Values are geometric means with 90% CI; 12 hr point based on Day 15 pre-dose
0
2
4
6
8
10
12
Time (hr)

There are 13 patients who have received a ≥600 mg dose twice a day that remain in the study. In addition, two patients with HR+/HER2- breast cancer (BR) who received the 300 mg dose showed prolonged stable disease, including one patient that sustained >95% reduction in PIK3CAH1047R ctDNA and remains on treatment for more than seven months.

Pre-Clinical Data

Preclinical in vivo data show that OKI-219 used in combination with standard-of-care therapies for mutant-selected solid tumors, including breast cancers, showed potent anti-tumor activity with excellent tolerability at doses well above those needed for tumor regressions in those models. Specifically, OKI-219 shows strong combination activity in doublet with SERDs and in triplet with SERD + CDK4/6 inhibitors. Additional preclinical combination studies are ongoing.

Pipeline Progress

OnKure is actively pursuing multiple additional early-stage discovery programs that target oncogenic mutations of PI3Kα. The Company has broadened the expectations of its next-generation program beyond PI3KαH1047mutations to target all the most common PI3Kα mutations (i.e., H1047R, E545K, and E542K). The Company expects to announce a pan-mutant development candidate in the first half of 2025. Additionally, the Company is developing a highly selective allosteric inhibitor molecule specifically targeting the PI3Kα E545K and E542K mutations (a/k/a helical domain mutations or e-mutants) and expects to announce a development candidate in 2026.

Forward Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential of, and expectations and plans regarding, the Company’s product candidates and programs, including OKI-219; the timing of data release for the ongoing clinical trial of OKI-219; and the Company’s ability to advance additional programs, including the Company’s discovery programs and the timing of announcement of development candidates for such programs. Actual results may differ from those set forth in this presentation due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s limited operating history; the significant net losses incurred since inception; the ability to raise additional capital to finance operations; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, the Company’s product candidates; the outcome of preclinical testing and early clinical trials for the Company’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials; the Company’s limited resources; the risk of adverse events, toxicities or other undesirable side effects; potential delays or difficulties in the enrollment or maintenance of patients in clinical trials; the decision to develop or seek strategic collaborations to develop the Company’s current or future product candidates in combination with other therapies and the cost of combination therapies; the Company’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the substantial competition the Company faces in discovering, developing, or commercializing products; the ability to attract, hire, and retain highly skilled executive officers and employees; the ability of the Company to protect its intellectual property and proprietary technologies; the scope of any patent protection the Company obtains or the loss of any of the Company’s patent protection; developments relating to the Company’s competitors and its industry, including competing product candidates and therapies; reliance on third parties, contract manufacturers, and contract research organizations; legislative, regulatory, political and economic developments and general market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed on November 7, 2024, the final 424B3 proxy statement/prospectus filed with the SEC on August 26, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 10, 2024.

99.2	Presentation, dated December 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONKURE THERAPEUTICS, INC.

Date:	December 10, 2024	By:	/s/ Jason Leverone
Name: Jason Leverone Title: Chief Financial Officer

Exhibit 99.1

OnKure Announces Encouraging Preliminary Safety, Tolerability, and Pharmacokinetic (PK) Data from its First-In-Human PIKture-01 Trial of OKI-219

-- OKI-219 is well-tolerated across all doses, and no dose interruptions, delays, reductions, or discontinuations were reported

-- Initial patient data show exposures of OKI-219 exceeding levels associated with robust antitumor activity in preclinical models

-- Data support the initiation of Part 1b of PIKture-01 evaluating OKI-219 in combination with fulvestrant; first patients dosed, and initial data are expected in 2H-2025

-- Management to host conference call today, December 10, 2024 at 7:00 a.m. CT

BOULDER, CO, December 10, 2024 (GLOBE NEWSWIRE) – OnKure Therapeutics, Inc. (NASDAQ: OKUR), a clinical-stage biopharmaceutical company focused on the development of novel precision medicines in oncology, today announced encouraging safety, tolerability, and pharmacokinetic data from the ongoing first-in-human trial of OKI-219, a potential best-in-class, mutant-selective PI3KαH1047R inhibitor. OKI-219 was well tolerated across all dose levels with no hyperglycemia, and only grade 1 treatment-related adverse events (TRAEs) were reported. No dose interruptions, delays, reductions, or discontinuations were reported for any adverse events (AEs). OKI-219 dosed at 900 mg twice daily shows steady-state exposure levels with near-continuous coverage of the in vivo EC 80 for pAKT inhibition. These data are consistent with the Company’s preclinical data and support the continued development of OKI-219.

In addition, the Company announced new pre-clinical data that show OKI-219’s synergistic activity, inducing regressions, in combination with SERD + CDK4/6 inhibitors, potentially paving the way for clinical trials in multiple lines of therapy. These clinical and preclinical data are scheduled to be presented during poster sessions at the 2024 San Antonio Breast Cancer Symposium (SABCS) on December 12, 2024.

“We are thrilled to present the first clinical data for our lead program, OKI-219, which is the only highly selective PI3KαH1047R inhibitor molecule in the clinic,” said Nicholas Saccomano, Ph.D., President and Chief Executive Officer of OnKure.“ These preliminary data show that OKI-219 was very well tolerated and presents a favorable safety profile. In addition, the clinical PK data show consistent steady-state exposure with near-continuous target coverage at levels where clinical activity is consistently observed. These initial clinical data support our initiation of Part 1b of the PIKture-01 trial to evaluate OKI-219 in combination with fulvestrant. We look forward to providing mature single agent and initial fulvestrant data in the second half of 2025.”

Preliminary Safety Data (Data cutoff date for announcement: October 28, 2024)

Patients have been treated with OKI-219 at three dose levels as a single agent: 300 mg BID, 600 mg BID, and 900 mg BID. Across all three levels, a total of 17 patients have been dosed, including 11 patients with HR+/HER2- breast cancer, two with HER2+ breast cancer, two with colorectal cancer, one with triple negative breast cancer and one with squamous cell carcinoma in the single-agent dose escalation. OKI-219 has been generally well tolerated, with no dose-limiting toxicities, dose interruptions, or dose reductions required. The most common TRAEs were Grade 1 diarrhea (N=4), Grade 1 nausea (N=2) and Grade 1 pruritus (N=2).

Pharmacokinetic and Selectivity Profile

OKI-219 has shown favorable PK data that support pharmacologically relevant exposures, even at the lowest assessed dose levels, with a safety profile that suggests little or no inhibition of wild-type PI3Kα. At steady state, the exposures of OKI-219 exceed exposures associated with robust antitumor activity in preclinical models.

Steady-State OKI-219 Concentrations
(Day 15)
OKI-219 Plasma Concentration (µg/mL)
10.0
1.0
0.1
900 mg
(n=4)
600 mg
(n=4)
300 mg
(n=3)
EC80
Values are geometric means with 90% CI; 12 hr point based on Day 15 pre-dose
0
2
4
6
8
10
12
Time (hr)

There are 13 patients who have received a ≥600 mg dose twice a day that remain in the study. In addition, two patients with HR+/HER2- breast cancer (BR) who received the 300 mg dose showed prolonged stable disease, including one patient that sustained >95% reduction in PIK3CAH1047R ctDNA and remains on treatment for more than seven months.

PIKture-01 Trial

PIKture-01 is a global, multi-center, first-in-human phase 1a/1b study evaluating OKI-219 as monotherapy and in combination with fulvestrant or trastuzumab in subjects with advanced solid tumors including breast cancer harboring a PI3KαH1047R mutation. In Phase 1a, subjects receive escalating oral doses of OKI-219 starting at 300 mg BID continuously. Phase 1b is assessing OKI-219 in combination with fulvestrant in patients with HR+/HER2- breast cancer, or with trastuzumab in patients with HER2+ breast cancer. The study also includes a dose optimization phase to evaluate the optimal combination doses of OKI-219 with fulvestrant or trastuzumab. Additional information about PIKture-01 may be found at www.ClinicalTrials.gov, using Identifier: NCT06239467.

Poster presentation details: Title: Preliminary results from PIKture-01, a First-in-Human Study of OKI-219, a mutant selective inhibitor of PI3KαH1047R, in mutant selected solid tumors including breast cancer; Presentation ID: P3-08-19; Abstract Number: SESS-3634; Date and Time: Thursday, December 12, 2024 at 12:30 PM to 2:00 PM CST; Presenter: Alexander Spira, MD, PhD, et al. The poster is available on the Publications page of the OnKure website (click here).

Pre-Clinical Data

Preclinical in vivo data show that OKI-219 used in combination with standard-of-care therapies for mutant-selected solid tumors, including breast cancers, showed potent anti-tumor activity with excellent tolerability at doses well above those needed for tumor regressions in those models. Specifically, OKI-219 shows strong combination activity in doublet with SERDs and in triplet with SERD + CDK4/6 inhibitors. Additional preclinical combination studies are ongoing. The Company believes OKI-219’s selectivity could provide increased safety both as a single agent and in combination.

Poster presentation details: Title: OKI-219 enhances activity of SOC therapies in double and triple combinations in pre-clinical PI3KαH1047R mutant breast cancer models; Presentation ID: P4-12-20; Abstract Number: SESS-2240; Date and Time: Thursday, December 12, 2024 at 05:30 PM to 7:00 PM CST; Presenter: Molly Taylor, PhD, et al. The poster is available on the Publications page of the OnKure website (click here).

Pipeline Progress

OnKure is actively pursuing multiple additional early-stage discovery programs that target oncogenic mutations of PI3Ka. The Company has broadened the expectations of its next-generation program beyond PI3KαH1047 mutations to target all the most common PI3Ka mutations (i.e., H1047R, E545K, and E542K). The Company expects to announce a pan-mutant development candidate in the first half of 2025.

Additionally, the Company is developing a highly selective allosteric inhibitor molecule specifically targeting the PI3Kα E545K and E542K mutations (a/k/a helical domain mutations or e-mutants) and expects to announce a development candidate in 2026. Overall, the aim of the Company’s discovery engine is to deliver highly selective drug candidates that preserve wild-type PI3Kα while effectively targeting the majority of PI3Kα-mutated cancers, in breast and other cancers.

Conference Call

OnKure will host a conference call and live webcast today, December 10, 2024 at 7:00 a.m. CT (8:00 a.m. ET) to discuss the preliminary data from the PIKture-01 trial of OKI-219, which will be presented at

SABCS. To participate, please dial 877-407-0789 (domestic), 201-689-8562 (international) and refer to conference ID 13750009. To access the webcast, click here. Following the live event, a replay will be also available on the Events page of the Investors section of the Company’s website.

About OnKure

OnKure is a clinical-stage biopharmaceutical company focused on the discovery and development of best-in-class precision medicines that target biologically validated drivers of cancers that are underserved by available therapies. Using a structure-based drug design platform, OnKure is building a pipeline of tumor-agnostic candidates that are designed to achieve optimal efficacy and tolerability. OnKure is currently developing OKI-219, a selective PI3KαH1047R inhibitor, as its lead program. OnKure aims to become a leader in targeting oncogenic PI3Kα and has multiple programs designed to enable best-in-class targeting of this key oncogene.

For more information about OnKure, visit us at www.onkure.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our business strategy and plans, and objectives of management for future operations, as well as statements regarding industry trends, are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations and plans regarding, OnKure’s product candidates and programs, including OKI-219; the timing of data release for the ongoing clinical trial of OKI-219; OnKure’s ability to advance additional programs, including OnKure’s discovery programs and the timing of announcement of development candidates for such programs; and statements by the Company’s President and Chief Executive Officer. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “intend,” “may,” “plan,” “potentially” “will” or the negative of these terms or other similar expressions.

The Company based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the Company’s limited operating history; the significant net losses incurred since inception; the ability to raise additional capital to finance operations; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, the Company’s product candidates; the outcome of preclinical testing and early clinical trials for the Company’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials; the Company’s limited resources; the risk of adverse events, toxicities or other undesirable side effects; potential delays or difficulties in the enrollment or maintenance of patients in clinical trials; the decision to develop or seek strategic collaborations to develop the Company’s current or future product candidates in combination with other therapies and the cost of combination therapies; the Company’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the substantial competition the Company faces in discovering, developing, or commercializing products; the ability to attract, hire, and retain highly skilled executive officers and employees; the ability of the Company to protect its intellectual property and proprietary technologies; the scope of any patent protection the Company obtains or the loss of any of the Company’s patent protection; developments relating to the Company’s competitors and its industry, including competing product candidates and therapies; reliance on third parties, contract manufacturers, and contract research organizations; legislative, regulatory, political and economic developments and general market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in documents that OnKure files from time to time with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024, the final 424B3 proxy statement/prospectus filed with the SEC on August 26, 2024, and any subsequent filings with the SEC. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this press release.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

Contact:

Dan Ferry
LifeSci Advisors
daniel@lifesciadvisors.com

Exhibit 99.2

OnKure® THERAPEUTICS

Corporate Overview

December 2024

Legends

Forward-Looking Statements

This presentation contains forward-looking statements that involve substantial risks and uncertainties of OnKure Therapeutics, Inc. ("OnKure" or the "Company"). All statements other than statements of historical facts contained in this presentation, including statements regarding our future financial condition, results of operations, business strategy and plans, and objectives of management for future operations, as well as statements regarding industry trends, are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations and plans regarding, OnKure's product candidates and programs, including OKI-219; the potential of PI3Kα^{MUT} inhibitor-based therapies; OnKure's ability to advance additional programs; planned expansion combination arms; the expected milestones and timing of such milestones, including for OKI-219 and its discovery programs; and statements regarding OnKure's financial position, including its cash runway. In some cases, you can identify forward-looking statements by terminology such as "estimate," "intend," "may," "plan," "potentially" "will" or the negative of these terms or other similar expressions.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

OnKure® THERAPEUTICS

2

Investment Highlights

PI3Kα is the most frequently mutated oncogene

Highly selective, targeted therapies offer the potential for significant improvement in patient outcomes

OnKure is developing a best-in-class portfolio of highly mutant-selective PI3Kα inhibitors **designed to preserve wild-type PI3Kα while effectively targeting the majority of PI3Kα-mutated cancers**

- OKI-219 is a PI3Kα^{H1047R} mutant selective inhibitor being evaluated in a Phase 1 trial as a monotherapy and in combination with other agents in breast cancer
- Preclinical pipeline includes: PI3Kα ^{PAN} and PI3Kα $^{E542K, E545K}$ programs
- Cash and investments expected to provide funding through multiple clinical milestones and runway into Q4 2026

OnKure THERAPEUTICS

3

Leadership Team with Proven Experience

Nicholas Saccomano, Ph.D.
President and Chief Executive Officer

Jason Leverone
Chief Financial Officer

James Blake, Ph.D.
SVP of Computational Drug Discovery

Samuel Agresta, M.D., MPH
Chief Medical Officer

Rogan Nunn, J.D.
General Counsel and Secretary

Robbie Alton, Pharm
VP of Clinical Operations

Dylan Hartley, Ph.D.
Chief Scientific Officer

Mark L. Boys, Ph.D.
SVP of Discovery Chemistry

Kevin S. Litwiler, Ph.D.
SVP of DMPK and Clinical Pharmacology

Duncan Walker, Ph.D.
Chief Development Officer

Ann Howell, Pharm.D.
VP of Regulatory Affairs

Jim Wong, Ph.D.
VP of Biological Sciences

4

Mutant-Selective PI3Kα Inhibitors

Targeting the Majority of PI3Kα-mutated Cancers While Preserving Wild-type PI3Kα

PI3Kα mutant specific portfolio

Program/Target	Indication(s)	Discovery	Preclinical	Clinical	Current Status	Next Anticipated Milestone
OKI-219 PI3Kα^{H1047R} mutant-selective inhibitor	Breast cancer & solid tumors			PIKture-01 Trial	Phase 1 enrolling	Data Update (2H 2025)
OKI-TBD PI3Kα^{PAN} mutant-selective inhibitor	Solid tumors & breast cancer				Candidate selection	Select candidate (1H 2025)
OKI-TBD PI3Kα$^{E542K, E545K}$ mutant-selective inhibitor	Solid tumors & breast cancer				Active discovery	Select candidate (2026)

OnKure THERAPEUTICS

5

PI3Kα: The Most Commonly Mutated Oncogene

A Need for Highly Selective Mutant Inhibitors that Improve Efficacy and Safety

PI3Kα: A validated target in HR+ MBC

- Three approved drugs
  (alpelisib, capivasertib, and inavolisib)
- However, on-target toxicity of inhibiting wild type significantly limits dosing and decreases quality of life[5,6]

OnKure is developing mutant-selective inhibitors designed to preserve wild-type

- **PI3Kα^{H1047R*}** OKI-219, in Phase 1
- **PI3Kα^{PAN}** candidate selection 1H 2025
- **PI3Kα$^{E542K, E545K}$** active discovery

US Patient Population[1]

50,000
40,000
30,000
20,000
10,000
0
Patient Population
H1047X
E542/5
Other
1L
2L
3L
HR+ mBC
Other solid tumors 2

1. Data from Tumor portal; ACS Cancer Facts and Figures; Sanger COSMIC database and cBioPortal and Independent market analysis.
2. Estimate of Salvage Therapy patients based on cancer Deaths (US Patients; ACS cancer facts and figures, Globecan)
3. 1 Kandoth, C., McLellan, M., Vandin, F. et al. Nature 502, 333–339 (2013); http://www.tumorportal.org/#gene
4. https://cancer.sanger.ac.uk/cosmic/gene/analysis?ln=PIK3CA#references
5. Fritsch et al Mol Cancer Ther; 13(5) May 2014, 6. Juric et al, JCO, 36 (13), 2018

*PI3Kα^{H1047R} is the most common hot spot mutation[3] present in ~15% of breast and ~4% of all human cancers[4]

6

Next-Gen PI3Kα Mutant-Targeting Landscape

Mutant-Selectivity is Necessary to Drive Improved Efficacy and Safety

PI3Kα^{H1047R} Inhibitors

- Phase 1: OKI-219, previously LOXO-783
- Highly selective; wide therap. index preclinically

ATP Site Competitive Inhibitors

- Alpelisib approved
- Inavolisib approved

Non-Mutation Site Allosteric Inhibitors

- Phase 1: Relay & Scorpion
- Single-digit selectivity
- Initial proof of concept data

PI3Kα$^{E\text{-}mutant}$ Inhibitors

- E-mutation-specific
- No known clinical trials
- OnKure preclinical program

Reported Cell-Based Selectivity for PI3Kα^{H1047R} vs PI3Kα^{WT}

Compound	H1047R
Alpelisib[1]	1
STX-478[1]	8.8
RLY-2608[2]	3.8
OKI-219[3]	**~100**

OnKure THERAPEUTICS

[1] Buckbinder et al Cancer Discov 2023;13:2432–47 [2] Varkaris et al Cancer Discov 2024;14:1–18 [3] OnKure internal data

7

PI3Kα^{MUT} Inhibitors:

Potential Backbone Therapy in Combination with Approved Agents in Breast Cancer

RTK
HER2
ADCs
Her2 mAb
Her2-inhibitors
PI3Kαi
AKTi
PI3Kα
AKT
SERMs
SERDs
AI
Estrogen Receptor
G2
M
Cell Cycle
G1
S
CDK4/6i
Transcription
Cancer Cell Survival &
Proliferation

SERM: Selective Estrogen Receptor Modulator
SERD: Selective Estrogen Receptor Degrader
AI: Aromatase Inhibitor
ADC: Antibody Drug Conjugate

OnKure THERAPEUTICS

8

PI3Kα Mutated HR+ MBC: A Major Market Opportunity

PI3Kα^{H1047R} Mutated HR+ Metastatic Breast Cancer: Significant Unmet Need

HR+ accounts for ~70% of all BrCa cases[1]	Current & Near-Term Treatments	Treatable US Population[2]
Adjuvant	NONE	~25K
1st Line	**INAVOLISIB** + palbociclib + fulvestrant	~9K
2nd Line	**ALPELISIB** + fulvestrant **CAPIVASERTIB** + fulvestrant	~5.5K

[1]https://seer.cancer.gov/statfacts/html/breast-subtypes.html
[2]Third party research

OKI-219: Targeted for Development Across Adjuvant & MBC

Properties of OKI-219 suggest potential to demonstrate safety and efficacy in **both adjuvant and metastatic settings**

OnKure® THERAPEUTICS

9

OKI-219: Multiple Development Opportunities

The Potential to Reach Across Multiple Lines of Therapy

$PI3K\alpha^{H1047R}$ Mutant-Selective Drugs: Development into Poorly Served Markets

	Current & Near-Term Treatments	OKI-219 Development Opportunities (Start in Metastatic and Advance to Adjuvant)	
Adjuvant	**NONE** (AI +/- CDK4/6)	**OKI-219 vs. Placebo (SOC)** (AI+CDK4/6 Combo)	
1st Line	**INAVOLISIB** + palbociclib + fulvestrant	**OKI-219 vs. Placebo (SOC)** *>12 months prior AI+ CDK4i* (AI+CDK4/6 Combo)	**OKI-219 vs. Inavolisib** *<12 months prior AI+ CDK4i* (AI+CDK4/6 Combo)
2nd Line	**ALPELISIB** + fulvestrant **CAPIVASERTIB** + fulvestrant	**OKI-219 vs. Placebo (SOC)** *prior inavolisib or alpelisib* OKI-219 + SERD	**OKI-219 vs. alpelisib/capivasertib** OKI-219 + next gen SERD

OKI-219 Approval Strategy

SOC: Standard of Care

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Preclinical Safety and Efficacy Profile Shows High Potential

Selectivity/ Efficacy

OKI-219 highly mutant-selective (~100X for H1047R vs. wt) inhibition leads to superior efficacy

Potential for superior target coverage at accessible tolerated doses

Brain Penetration

Demonstrated excellent brain exposure & CNS activity

Safety

OKI-219 has been well-tolerated with lack of glycemic effects

Wide therapeutic margin in GLP studies

Combinability

OKI-219 shows preclinical efficacy at low doses in single-agent, SOC combinations and with novel therapeutics approaching approval

Overcomes Resistance

Overcomes PI3Kα^{H1047R} driven resistance in combination with tucatinib or trastuzumab

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Preclinical Safety and Efficacy Profile Shows High Potential

Brain Penetration

Rat Brain Free Drug Micro-Dialysis
Concentration (ng/ml)
100
10
1
0.1
0
10
20
Time (h)
30mpk free plasma
30mpk free brain

Safety

Insulin Changes after
21 Days of Dosing
Insulin (ng/mL)
6
4
2
0
**
Vehicle
Alpelisib
50MPK
QD
OKI-219
200MPK
BID

Combinability

xxT47D
Tumor Volume (mm³)
1000
100
0
10
20
30
40
50
Day
Vehicle Control
fulvestrant
OKI-219
ribociclib
ribociclib + fulvestrant
OKI-219 + fulvestrant
OKI-219 + ribociclib
OKI-219 + fulvestrant + ribociclib

Selectivity/ Efficacy

T47D ER+HER2- MBC
(H1047R +/-)
Log Tumor Volume (mm³)
600
400
200
0
5
10
15
20
Day
Vehicle QD
Alpelisib 20mg/kg QD
OKI-219 10mg/kg QD
Alpelisib 50mg/kg QD
OKI-219 25mg/kg QD
OKI-219 50mg/kg QD
OKI-219 100mg/kg QD

Overcomes Resistance

xxT47D
ER+HER2- (H1047R-/+)
change in therapy
Tumor Volume (mm³)
1000
500
0
0
10
20
30
40
50
Day
Vehicle Control
Alpelisib 20mg/kg →
OKI-219 50mg/kg
alpelisib + fulvestrant →
OKI-219 25mg/kg + fulvestrant
ribociclib + fulvestrant →
OKI-219 25mg/kg + ribociclib + fulvestrant

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PIKture-01 Phase 1 Clinical Trial

An Open-Label, Multicenter, Dose-Escalation First-in-Human Trial of OKI-219

Part A
OKI-219
Single Agent
Tumor Agnostic
Dose Ranging (n=24)
N= up to 15
Backfill
(High Dose)
Backfill
(Low Dose)
Part B
OKI-219 + fulvestrant
HR+/HER2- Advanced
Breast Cancer
Dose ranging
(N~9)
N=20 each
Expansion
(High dose)
Expansion
(Low dose)
RP2D
Part C
OKI-219 + trastuzumab
HER2+ Advanced
Breast Cancer
Dose ranging
(N~9)
N=20 each
Expansion
(High dose)
Expansion
(Low dose)
RP2D

Additional expansion combination arms are being planned

OnKure THERAPEUTICS

RP2D: Recommended Phase 2 Dose

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PIKture-01 Study Design

As of October 28, 2024

Part A

OKI-219 Monotherapy Dose Escalation
Advanced Solid Tumors
PI3Kα^{H1047R} mutation

BOIN Design
N = 24
***Doses are BID**

- 1500 mg*
- 1200 mg*
- 900 mg* (dosed)
- 600 mg* (dosed)
- 300 mg* (dosed)
- Back-fill | N = 5-15 per PAD

dosed

Part B

Metastatic HR+HER2-Breast Cancer PI3Kα^{H1047R} mutation

OKI-219 + Fulvestrant Dose Ranging → R

Dose Optimization
- OKI-219 PAD 1 + Fulvestrant (N=20)
- OKI-219 PAD 2 + Fulvestrant (N=20)

Part C

Metastatic HER2+Breast Cancer PI3Kα^{H1047R} mutation

OKI-219 + Trastuzumab Dose Ranging → R

Dose Optimization
- OKI-219 PAD 1 + Trastuzumab (N=20)
- OKI-219 PAD 2 + Trastuzumab (N=20)

Key Eligibility Criteria:

- PI3Kα^{H1047R} advanced solid tumors who received prior SOC
- Prior PIK3 inhibitors of any kind allowed
- Treated or untreated asymptomatic brain metastasis allowed
- HbA1C < 8% allowed

Key Endpoints:

- Safety and tolerability
- PK, PD, RP2D incorporating Project Optimus[1]
- Anti-tumor activity assessed by ORR by RECIST v1.1, DOR, PFS
- Patient reported outcomes via EORTC QLQ-C30 score during dose optimization only

BOIN: Bayesian Optimal Interval Design; DOR: Duration of Response; ORR: Objective Response Rate; PFS: Progression Free Survival; PAD: Pharmacologically Active Dose; PD: Pharmacodynamics, PK: Pharmacokinetics; R: Randomization; RP2D: Recommended Phase 2 Dose; SOC: Standard of Care. NCT:06239467

OnKure® THERAPEUTICS

1. https://www.fda.gov/regulatory-information/search-fda-guidance-documents/optimizing-dosage-human-prescription-drugs-and-biological-products-treatment-oncologic-diseases

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Pharmacokinetics: Highly Developable Candidate Profile

Steady-State OKI-219 Concentrations
(Day 15)
OKI-219 Plasma Concentration (µg/mL)
10.0
1.0
0.1
900 mg
(n=4)
600 mg
(n=4)
300 mg
(n=3)
EC80
Values are geometric means with 90% CI; 12 hr point based on Day 15 pre-dose
0
2
4
6
8
10
12
Time (hr)

Dose Proportionality
(Single Dose)
AUC
AUClast (hr*µg/mL)
30
20
10
0
0
200
400
600
800
1000
Cmax
Clast (µg/mL)
8
6
4
2
0
0
200
400
600
800
1000
Dose (mg)

Steady-State OKI-219 PK Estimates

Parameter	300 mg BID	600 mg BID	900 mg BID
T_{max} (hr)	2.0	4.0	3.0
C_{max} (µg/mL)	1.47	5.33	5.94
AUC_{tau} (hr*µg/mL)	7.55	26.0	30.5

Values are geometric means except for T_{max} which is median

CI: Confidence Interval

- Steady-state exposures (900 mg BID) show near-continuous coverage
- Single dose, dose proportional exposure (C_{max}, AUC)
- OKI-219 is rapidly absorbed with modest accumulation

15

Only Grade 1 TRAEs Observed Across All Dose Levels

No Hyperglycemia, Stomatitis, or Rash Observed at Any Dose

	300 mg BID n = 3	600 mg BID n = 8	900 mg BID n = 6	ALL Pts n=17
Preferred Term	**Grade 1**	**Grade 1**	**Grade 1**	**Grade 1**
Diarrhoea	0 (0%)	3 (38%)	1 (17%)	4 (24%)
Nausea	0 (0%)	1 (13%)	1 (17%)	2 (12%)
Pruritus	1 (33%)	1 (13%)	0 (0%)	2 (12%)
Anaemia	0 (0%)	1 (13%)	0 (0%)	1 (6%)
Fatigue	0 (0%)	1 (13%)	0 (0%)	1 (6%)

Data cut-off - October 28, 2024

- OKI-219 is well tolerated across all doses
- Adverse events were mild and infrequent
- No DLTs observed
- No dose interruptions, delays, reductions, or discontinuations for any AEs

TRAEs: Treatment Related Adverse Events; DLT: Dose Limiting Toxicities; AEs: Adverse Events

OnKure® THERAPEUTICS

16

Time on Treatment

As of October 28, 2024

300 mg
600 mg
900 mg
Cancer Type
BR HR+/HER2-
BR HR+/HER2-
BR HR+/HER2-
BR HR+/HER2-
BR HR+/HER2-
Colon
BR HR+/HER2-
BR HR±/HER2+
Colon
BR HR+/HER2-
BR HR+/HER2-
BR HR+/HER2-
TNBC
BR HR±/HER2+
BR HR+/HER2-
SCC
BR HR+/HER2-
Patient 1
Patient 2
PIK3CA H1047R ctDNA (300mg)
VAF (%)
50
45
40
35
30
25
20
15
10
5
0
Patient 1
Patient 2
Lower Limit of Detection
Pre-Dose
C2D1
C3D1
C4D1
Stable Disease
Progressive Disease
End of Treatment
Ongoing
0
50
100
150
200
Study Days

- 13/14 patients at doses ≥600 mg BID remain on study
- 2/3 patients at 300 mg showed prolonged stable disease
- Sustained >95% reduction in PIK3CA^{H1047R} ctDNA in 300 mg BID patient who remains on study after >7 months

OnKure® THERAPEUTICS

17

OKI-219 Strategy:

Combine with Targeted Agents Across Breast Cancer

RTK
HER2
Trastuzumab (Roche)
Pertuzamab (Roche)
Tucatinib (Pfizer)
OKI-219
OnKure PI3Kα Franchise
PI3Kα
AKT
Fulvestrant (generic)
Camizestrant (AZ)
Vepdegestrant (Pfizer)
Palazestrant (Olema)
Giredestrant (Roche)
Imlunestrant (Lilly)
Estrogen Receptor
G2
M
Cell Cycle
G1
S
Ribociclib (Novartis)
Palbociclib (Pfizer)
Abemaciclib (Lilly)
Transcription
Cancer Cell Survival & Proliferation

OnKure® THERAPEUTICS

There are several next-generation agents in addition to the drugs noted here

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Financial Overview

As of October 4, 2024

Stock Symbol	NASDAQ: OKUR
Investors Participants in Private Placement (Oct 2024)	Acorn Bioventures, Cormorant Asset Management, Surveyor Capital (a Citadel company), Perceptive Advisors, Deep Track Capital, Samsara BioCapital, Vestal Point Capital and other undisclosed investors
Cash and Investments	Approximately $139 million at close of the merger/private placement
Cash Runway	Cash and investments expected to provided funding through multiple clinical data readouts and runway into 4Q 2026
Common Stock Outstanding	Approximately 13.3 million shares outstanding October 4, 2024 (after the close of the merger/private placement, and post-reverse split)

acorn BIOVENTURES PERCEPTIVE ADVISORS CORMORANT ASSET MANAGEMENT DEEP TRACK CAPITAL SURVEYOR SAMSARA BIOCAPITAL

OnKure® THERAPEUTICS

19

Summary: OnKure is Developing Innovative Precision Medicines for Patients

Mutation-specific approach to a **validated target (PI3Kα)** in a large patient population

Ongoing PIKture-01 trial evaluating OKI-219 single agent and in combination with other agents

Focused team with remarkable success in precision medicine

Supported by **committed investors**

OnKure THERAPEUTICS

20

OnKure® THERAPEUTICS

WRITING THE NEXT CHAPTER IN

PRECISION MEDICINES

FOR PATIENTS WITH CANCER

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